UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

CORVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37719	46-4670809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

863 Mitten Road, Suite 102

Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 900-4520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 per share	CRVS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2020, the Board of Directors (the “Board”) of Corvus Pharmaceuticals, Inc., a Delaware corporation (“Corvus” or the “Company”) elected Edith P. Mitchell, M.D., as a director and as a member of the Nominating and Corporate Governance Committee of the Board. Dr. Mitchell will serve as a Class II director with a term of office commencing on September 10, 2020 and expiring at the Company’s 2021 annual meeting of stockholders or until her successor is duly elected and qualified, or her earlier death, resignation or removal.

Dr. Mitchell currently serves as clinical professor, Department of Medicine and Medical Oncology at Sidney Kimmel Medical College at Thomas Jefferson University, and as associate director for Diversity Programs and director of the Center to Eliminate Cancer Disparities for the Sidney Kimmel Cancer Center at Thomas Jefferson University. Dr. Mitchell joined Thomas Jefferson University in 1995. Dr. Mitchell currently serves on the National Cancer Institute (NCI) Review Panel and the Cancer Investigations Review Committee, the Clinical Trials and Translational Research Advisory Committee, serves as co-chair of the NCI Disparities Committee, and is a member of the NIH Council of Councils. Dr. Mitchell was selected to serve as a member of the NCI’s Blue Ribbon Panel convened to advise the National Cancer Advisory Board on Vice President Biden’s National Cancer Moonshot Initiative. Dr. Mitchell is a Master of the American College of Physicians, a Fellow of the College of Physicians of Philadelphia, and member of the American Medical Association, the National Medical Association, Aerospace Medical Association, Association of Military Surgeons, the Medical Society of Eastern Pennsylvania, the ECOG/ACRIN Cancer Research Group, and the Radiation Therapy Oncology Group. In 2019, Dr. Mitchell began service as a member of the President’s Cancer Panel. Dr. Mitchell holds leadership positions in the American Society of Clinical Oncology and served as the 116th President of the National Medical Association serving from August 2015 to August 2016. She also serves as the Editor-in-Chief of the Journal of the National Medical Association and on the board of Trustees for Geisinger Commonwealth Medical College and Tennessee State University. Dr. Mitchell holds a B.S. in biochemistry from Tennessee State University and an M.D. from Medical College of Virginia. She completed a residency at Meharry Medical College and a fellowship at Georgetown University Hospital. She is board-certified in internal medicine and medical oncology.

Dr. Mitchell will be entitled to compensation for her services as a director in accordance with the Company’s compensation program for non-employee directors (the “Non-Employee Director Compensation Program”), including a $35,000 annual retainer for service as a Board member and an additional $4,000 annual retainer for service as a member of the Nominating and Corporate Governance Committee of the Board.  In connection with her appointment to the Board, Dr. Mitchell was automatically granted an initial option to purchase 30,000 shares of Common Stock (the “Initial Award”) on the date of her appointment to the Board pursuant to the Company’s 2016 Equity Incentive Award Plan (the “Plan”).  The Initial Award vests as to 1/3 of the shares subject to the grant on each yearly anniversary of the date of appointment to the Board, subject to the director’s continued service to the Company through the applicable vesting date.  As a non-employee director, Dr. Mitchell is also eligible for annual grants to purchase 15,000 shares of Common Stock (each a “Subsequent Award”), which Subsequent Awards vest as to all of the shares subject to such grants on the earlier of the first anniversary of the applicable grant date or the next annual stockholders’ meeting, subject to continued service through the vesting date.  All equity awards, including any Initial Awards and Subsequent Awards, held by the Company’s non-employee directors will vest in full immediately prior to the occurrence of a change in control.  All equity awards granted under the Plan have a maximum term of ten years, and the exercise price of each option granted under the Plan is equal to 100% of the fair market value of the Common Stock on the date of grant.  The foregoing description of the Non-Employee Director Compensation Program is a summary of the material terms thereof and is qualified in its entirety by reference to the Non-Employee Director Compensation Program, which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 on January 4, 2016 and is incorporated by reference herein.

In connection with Dr. Mitchell’s appointment to the Board, the Company will enter into an indemnification agreement with Dr. Mitchell (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders.  The Indemnification Agreement, among other things, requires the Company to indemnify Dr. Mitchell to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of Dr. Mitchell’s services as a director.  The foregoing description of the Indemnification Agreement is a summary of the material terms of such agreement and is qualified in its entirety by reference to the Indemnification Agreement, which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 on January 4, 2016 and is incorporated by reference herein.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Dr. Mitchell had or will have a direct or indirect material interest. There are no arrangements or understandings between Dr. Mitchell and the Company or any other persons pursuant to which Dr. Mitchell was appointed as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS PHARMACEUTICALS, INC.

Date: September 11, 2020	By:	/s/ Leiv Lea
Leiv Lea Chief Financial Officer